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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 10, 1997


CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (as depositor under the Pooling and Servicing Agreement, dated as of December 1, 1997 providing for the issuance of Chase Commercial Mortgage Securities Corp.'s Commercial Mortgage Pass-Through Certificates, Series 1997-2)


                   Chase Commercial Mortgage Securities Corp.
             (Exact name of registrant as specified in its charter)


          New York               333-18961                13-3728743
(State or Other Jurisdiction    (Commission             (I.R.S Employer
     of Incorporation)           File No.)            Identification No.)



  380 Madison Avenue
  New York, New York
  (Address of Principal                              10017-2951
   Executive Offices)                                (Zip Code)


Registrant's telephone number, including area code (212) 622-3510

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Item 5.  Other Events

                  The Registrant registered issuances of Commercial Mortgage Pass-Through Certificates on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-18961). Pursuant to a base prospectus, dated November 17, 1997 and a prospectus supplement, subject to completion, dated November 17, 1997, the Registrant plans to issue approximately $724,453,212 in aggregate principal amount of its Commercial Mortgage Pass-Through Certificates, Series 1997-2 (the "Certificates") on or about December 18, 1997. This Current Report on Form 8-K discloses the use of Computational Materials (as defined in the Kidder Peabody Acceptance Corporation I, SEC No-Action Letter, available May 24, 1994) by the underwriters in connection with the offering of the Certificates. Such Computational Materials are filed on even date herewith in paper form under cover of Form SE, pursuant to a continuing hardship exemption issued by the Securities and Exchange Commission.



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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHASE COMMERCIAL MORTGAGE
                                              SECURITIES CORP.


                                            By: /s/ Jacqueline R. Slater
                                            ------------------------------
                                               Name: Jacqueline R. Slater
                                               Title: President


Dated:  December 10, 1997